EXHIBIT 99.1

CapitalSource Reports Third Quarter 2011 Results

  Net Income of $0.11 Per Share Before Charges Related to Early Debt Retirement
  49.9 Million Shares Repurchased – 15% of Total Outstanding Shares at June 30, 2011
  New Share Repurchase Authority of $200 Million Approved by Board
  Parent Company Debt Reduced by $711 Million – Recourse Debt Cut in Half
  Loan Growth of $334 Million at CapitalSource Bank (+8% over 2Q) on Funded Production of $619 Million

CHEVY CHASE, Md., Oct. 27, 2011 (GLOBE NEWSWIRE) -- CapitalSource Inc. (NYSE:CSE) today announced financial results for the third quarter of 2011. The Company reported a net loss for the quarter of $81 million or $0.26 per diluted share, compared to net income of $17 million or $0.05 per diluted share in the prior quarter. Net income in the third quarter of 2010 was $78 million or $0.24 per diluted share, which included a carry-back tax benefit of $37 million or $0.11 per diluted share. The loss in the quarter was driven by a one-time charge of $114 million or $0.37 per share resulting from the early retirement of debt. Excluding that one-time charge, net income for the quarter was $0.11 per diluted share.

"Last quarter we announced our intention to aggressively return excess Parent Company capital to shareholders. We certainly achieved that objective during the third quarter - repurchasing nearly 50 million shares of our common stock, or roughly 15% of the total outstanding shares at June 30, 2011, at an average purchase price of $6.19 per share," said John K. Delaney, CapitalSource Executive Chairman. "Through September 30, we had utilized approximately $319 million of our $385 million buy back authority. As a result, our Board has increased the authorized repurchase level by $200 million."

"Funded loan production was particularly strong in the quarter. Loan growth so far this year of $688 million at CapitalSource Bank, on new funded loan production of approximately $1.8 billion, represents 18% growth year-to-date. It is clear, therefore, that we can expect loan growth for the full year in excess of 20%," said James J. Pieczynski, CapitalSource Co CEO. "Growth in the quarter was broad-based with the largest concentrations in technology cash flow, healthcare real estate, equipment finance, general real estate and multifamily. We have been actively hiring across our entire lending platform and we are attracting highly talented professionals, which underscores the momentum we are experiencing."

"CapitalSource Bank had another solid quarter, with net interest income increasing by 2% over the prior period; total assets up 3% to $6.5 billion; fully taxed return on average assets of 1.55%; net interest margin at 4.94%; deposit growth of 2% and  risk-based capital and leverage ratios remained exceptionally strong at 18.1% and 13.5% respectively," said Tad Lowrey, CapitalSource Bank President and CEO. "Credit metrics were also significantly improved in the quarter. In particular, non-accrual loans declined by 51% and total non-performing assets dropped to 1.78% of total assets compared to 3.73% in the second quarter."

"Our successful tender during September for the 12.75% Senior Secured Notes, which included a $78 million prepayment premium, caused a net loss in the quarter but will save the Company approximately $108 million in cash interest payments through July of 2014. Adjusting for the one-time loss associated with debt prepayment, net income for the quarter was $0.11 per share compared to $0.05 per share in the prior quarter," said Donald F. Cole, CapitalSource CFO. "We utilized over $1 billion of available liquidity during the quarter to redeem the Senior Secured Notes, repurchase our 2011 convertible debentures and 30% of the 2012 convertibles puttable next July, and for share repurchases. We reduced our recourse debt by over 50%, continuing the rapid de-levering of the Parent Company balance sheet, yet finished the quarter with unrestricted cash at the Parent of $252 million."

CAPITALSOURCE BANK SEGMENT
This segment includes our commercial lending and banking business activities in CapitalSource Bank.

Third Quarter 2011 Highlights

  Net Income was $25 million, a decrease of $3 million from the prior quarter primarily due to higher loan loss provision, partially offset by gains on the sale of loans and securities and lower REO charges.

  Loan Growth was $334 million, resulting in an 8% net increase in the total loan portfolio balance. Funded loan productionwas $619 million during the quarter compared to $543 million in the prior quarter.

  Net Interest Margin for the quarter was 4.94%, a decrease of 13 basis points from the prior quarter due primarily to lower loan discount accretion resulting from reduced loan prepayment volume.

  Capital – The risk-based capital ratio declined 54 basis points to 18.13% while the Tier 1 leverage ratio increased three basis points to 13.50%.

  Credit Quality - Loan loss provision was $14 million for the quarter, compared to a reversal of $1 million in the prior quarter. Net charge-offs were $4 million in the quarter, compared to $23 million in the prior quarter. Non-accrual loans decreased to $108 million or 2.37% of loans at quarter end, compared to $220 million or 5.23% of loans at the end of the prior quarter. The allowance for loan losses increased to $119 million or 2.62% of loans at quarter end, compared to $109 million or 2.58% of loans at the end of the prior quarter.

Third Quarter 2011 Details

Interest Income was $92 million, an increase of $2 million (2%) from the prior quarter primarily due to growth in interest-earning assets.

	Quarter Ended
				9/30/11 vs. 6/30/11		9/30/11 vs. 9/30/10
Net Income	9/30/11	6/30/11	9/30/10	$	%	$	%

($ in thousands)
Interest income	$ 92,173	$ 90,490	$ 86,212	$ 1,683	2%	$ 5,961	7%
Interest expense	15,982	15,612	16,024	(370)	(2)	42	--
Provision for loan losses	13,725	(1,331)	14,552	(15,056)	(1,131)	827	6
Operating expenses	33,664	32,594	28,597	(1,070)	(3)	(5,067)	(18)
Other income	12,933	3,000	7,148	9,933	331	5,785	81
Income tax expense (benefit)	16,513	18,840	(2,707)	2,327	12	(19,220)	(710)
Net income	25,222	27,775	36,894	(2,553)	(9)	(11,672)	(32)

	Quarter Ended
	09/30/2011			06/30/2011
Net Interest Margin	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost

($ in thousands)
Total loans	$ 4,192,610	$ 79,346	7.51%	$ 3,943,136	$ 78,488	7.98%
Investment securities	1,581,170	12,499	3.14	1,553,432	11,599	2.99
Cash and other interest earning assets	350,143	328	0.37	428,701	403	0.38
Total interest-earning assets	6,123,923	92,173	5.97	5,925,269	90,490	6.13
Deposits	4,833,941	13,422	1.10	4,738,233	13,398	1.13
Borrowings	506,413	2,560	2.01	426,484	2,214	2.08
Total interest-bearing liabilities	$ 5,340,354	15,982	1.19	$ 5,164,717	15,612	1.21
Net interest spread		$ 76,191	4.78%		$ 74,878	4.92%
Net interest margin			4.94%			5.07%

Cash and Investments decreased by $193 million to $1.7 billion as excess liquidity was deployed to fund new loans in the quarter. The portfolio yield at quarter end remained unchanged at 2.45%.

Cash and Investments	09/30/2011			06/30/2011
($ in thousands)	Book Value	Yield	Duration (Years)	Book Value	Yield	Duration (Years)
Cash and cash equivalents	247,114	0.38%	--	$ 382,065	0.29%	0.1
Agency callable notes	114,972	2.10%	5.1	124,984	2.01%	4.6
Agency debt	44,776	1.56%	0.8	55,918	2.11%	1.0
Agency MBS	1,119,741	2.57%	2.8	1,110,767	2.69%	3.4
Non-agency MBS	78,187	4.24%	1.5	87,558	4.39%	1.9
CMBS	102,651	3.93%	2.6	136,250	4.50%	2.5
Corporate debt	4,998	3.04%	0.2	4,998	3.04%	0.4
Asset-back securities	16,734	11.80%	1.0	18,874	11.69%	1.1
U.S. Treasury and agency securities	19,109	2.77%	6.4	19,796	2.99%	6.2
	1,748,282	2.45%	2.5	1,941,210	2.45%	2.6

Total Loans Held for Investment and Loans Held for Sale increased $334 million (8.0%) from the prior quarter as detailed below:

	Quarter Ended
Loan Roll Forward	9/30/2011	06/30/2011	9/30/2010
($ in thousands)
Beginning balance	$ 4,202,073	$ 4,012,819	$ 3,474,029
New fundings	619,276	542,728	405,444
Loans
Principal repayments	(144,375)	(326,884)	(122,405)
Sales	(108,494)	--	(2,968)
Transfers to foreclosed assets	(1,438)	(3,270)	--
Charge-offs	(3,965)	(23,320)	(48,108)
Intercompany sales	(26,880)	--	--
Ending balance	$ 4,536,197	$ 4,202,073	$ 3,705,992

	Quarter Ended
Loan Portfolio Mix	9/30/2011	06/30/2011	9/30/2010
($ in thousands)
Cash flow	$ 1,261,317	$ 1,052,187	$ 1,000,612
Multifamily	785,728	726,582	256,010
General asset-based	576,480	592,712	565,059
General commercial real estate	662,227	729,316	959,154
Healthcare real estate	563,316	463,460	506,721
Equipment finance	316,758	283,494	46,842
Healthcare asset-based	203,369	195,479	243,290
Small business	167,002	158,843	128,304
Total	$ 4,536,197	$ 4,202,073	$ 3,705,992

Deposits were $4.9 billion at quarter end, an increase of $100 million (2%) from the end of the prior quarter. The weighted average interest rate on deposits declined 5 basis points to 1.08% at the end of the quarter.

FHLB Borrowings were $540 million, an increase of $60 million from the end of the prior quarter. FHLB borrowings are used primarily for interest rate risk management and short-term funding purposes. As of September 30, 2011, the weighted average rate of FHLB borrowings was 1.87%, compared to 1.99% at the end of the prior quarter, and the remaining maturities were unchanged at 3.2 years.

Allowance for Loan Losses was $119 million or 2.62% of the loan portfolio, an increase of $10 million from the end of the prior quarter.

	Quarter Ended
Allowance for Loan Losses	9/30/2011
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 107,311	$ 1,281	$ 108,592	2.58%
Provision for loan losses	1,605	12,120	13,725
Charge-offs, net	--	(3,633)	(3,633)
Ending balance	$ 108,916	$ 9,768	$ 118,684	2.62%

	Quarter Ended
	6/30/2011
	General	Specific	Total	% Loans
Beginning balance	$ 130,214	$ 2,756	$ 132,970	3.31%
Provision for loan losses	(22,903)	21,572	(1,331)
Charge-offs, net	--	(23,047)	(23,047)
Ending balance	$ 107,311	$ 1,281	$ 108,592	2.58%

Non-performing Assets were $117 million, a decrease of $121 million (51%) from the prior quarter primarily due to the sale of one large real estate loan with a book value of $107 million which was sold at a gain of $4.2 million.

Non-performing Assets	9/30/2011		6/30/2011
	Loan Balance	% of Total Assets	Loan Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$ 85,172	1.30%	$ 183,593	2.88%
Non-accrual loans - delinquent 30-89 days	465	0.01	1,266	0.02
Non-accrual loans - delinquent 90+ days	21,935	0.33	34,802	0.55
Total non-accrual loans	107,572	1.64%	219,661	3.45%
Accruing loans - delinquent 90+ days	--	--	136	--
REO	9,222	0.14	17,807	0.28
Total non-performing assets	$ 116,794	1.78%	$ 237,604	3.73%

Accruing Troubled Debt Restructurings remained unchanged at $36 million. In addition, there were $70 million of TDRs which were on non-accrual, though current as to payment status, at quarter end (included in the "Non-accrual loans – current" line in the table above).

Operating Expenses were $34 million, an increase of $1 million from the prior quarter, including $11 million for loan referral fees paid to the Parent which was unchanged from the prior quarter.

Other Income was $13 million, an increase of $10 million from the prior quarter. Other income included a $5.8 million gain on the sale of loans and investments in the quarter.

Income Tax Expense was $16.5 million for the quarter, reflecting a 40% tax rate.

OTHER COMMERCIAL FINANCE SEGMENT
This segment includes the CapitalSource Inc. loan portfolio and other business activities at the Parent Company.

Net Loss was $107 million, compared to a loss of $8 million in the prior quarter, primarily due to charges related to extinguishment of debt including the 12.75% Senior Secured Notes and the 7.25% convertible debentures puttable in July 2012.

Interest Income was $29 million, a decrease of $12 million from the prior quarter primarily due to a declining loan balance and a reduction in loan yield.

Unrestricted Cash was $252 million, a decrease of $956 million from the prior quarter primarily due to share repurchases and debt retirement.

Total Loans Held for Investment and Loans Held for Sale decreased by $113 million from the prior quarter as detailed below:

	Quarter Ended
Loan Roll Forward	9/30/2011	06/30/2011	9/30/2010
($ in thousands)
Beginning balance	$ 1,399,910	$ 2,072,904	$ 4,198,676
New fundings	--	--	37,653
Loans
Principal repayments	(99,410)	(566,085)	(1,251,157)
Sales	(16,656)	(34,469)	(16,678)
Transfers to foreclosed assets	(77)	(7,538)	(8,984)
Charge-offs	(23,417)	(64,902)	(37,795)
Intercompany purchases	26,880	--	--
Ending balance	$ 1,287,230	$ 1,399,910	$ 2,921,715

Allowance for Loan Losses was $90 million, or 6.97% of the loan portfolio, a decline of $1 million from the end of the prior quarter.

	Quarter Ended
Allowance for Loan Losses	9/30/2011
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 73,967	$ 16,579	$ 90,546	6.46%
Provision for loan losses	(3,961)	25,354	21,393
Charge-offs, net	--	(22,271)	(22,271)
Ending balance	$ 70,006	$ 19,662	$ 89,668	6.97%

	Quarter Ended
	6/30/2011
	General	Specific	Total	% Loans
Beginning balance	$ 91,873	$ 58,431	$ 150,304	7.25%
Provision for loan losses	(17,906)	20,760	2,854
Charge-offs, net	--	(62,612)	(62,612)
Ending balance	$ 73,967	$ 16,579	$ 90,546	6.46%

Non-performing Assets were $247 million, a decline of $80 million (24%) from the prior quarter primarily due to a $31 million decrease in non-accrual loans and a $39 million decrease in accrual loans more than 90 days delinquent, resulting from loan sales and charge-offs. Non-performing assets increased as a percentage of total assets, however, as segment assets declined by over 38% in the quarter due to deleveraging and share repurchases. As of September 30, 2011, 34 loans totaling $96 million were considered impaired and on non-accrual, but were current as to payment status. All collections on those loans are applied to the outstanding principal balance.

Non-performing Assets	9/30/2011		6/30/2011
	Loan Balance	% of Total Assets	Loan Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$ 96,093	5.14%	$ 135,729	4.49%
Non-accrual loans - delinquent 30-89 days	6,376	0.34	756	0.02
Non-accrual loans - delinquent 90+ days	122,774	6.56	120,149	3.98
Total non-accrual loans	225,243	12.04%	256,634	8.49%
Accruing loans - delinquent 90+ days	1,213	0.06	39,941	1.32
REO	20,761	1.12	30,624	1.01
Total non-performing assets	$ 247,217	13.22%	$ 327,199	10.82%

Accruing Troubled Debt Restructurings were $119 million, a decrease of $8 million from the prior quarter. In addition, there were $66 million of TDRs at quarter end which were on non-accrual, though current as to payment status (included in the "Non-accrual loans – current" line in the table above).

Other expense was $87 million for the quarter, compared to other income of $25 million for the prior quarter, primarily due to charges of $114 million related to extinguishment of debt.

CONSOLIDATED

Net Loss was $81 million or $0.26 per diluted share, compared to net income of $17 million, or $0.05 per diluted share, in the prior quarter as detailed below. The net loss is primarily the result of total charges of $114 million related to extinguishment of debt and recorded within Other income (expense).

	Quarter Ended
				9/30/11 vs. 6/30/11		9/30/11 vs. 9/30/10
Net (Loss) Income	9/30/11	6/30/11	9/30/10	$	%	$	%
($ in thousands)
Interest income	$ 121,476	$ 127,425	$ 153,130	$ (5,949)	(5) %	$ (31,654)	(21) %
Interest expense	34,488	45,807	57,908	11,319	25	23,420	40
Provision for loan losses	35,118	1,523	38,771	(33,595)	(2,206)	3,653	9
Operating expenses	52,561	55,322	54,767	2,761	5	2,206	4
Other (expense) income	(91,301)	9,070	40,750	(100,371)	(1,107)	(132,051)	(324)
Income tax (benefit) expense	(11,280)	17,249	(35,668)	28,529	165	(24,388)	(68)
Net (loss) income	(80,712)	16,594	78,185	(97,306)	(586)	(158,897)	(203)

Interest Income was $121 million, a decrease of $6 million (5%) from the prior quarter primarily due to lower discount and fee accretion from prepayments, as well as reduced income on investments at the Parent Company.

Total Loans Held for Investment and Loans Held for Sale increased $221 million from the prior quarter as detailed below:

	9/30/2011	06/30/2011	9/30/2010
Loan Roll Forward
($ in thousands)
Beginning balance	$ 5,601,983	$ 6,085,723	$ 7,672,705
New fundings	619,276	542,728	443,097
Loans
Principal repayments	(243,785)	(892,969)	(1,373,562)
Sales	(125,150)	(34,469)	(19,646)
Transfers to foreclosed assets	(1,515)	(10,808)	(8,984)
Charge-offs	(27,382)	(88,222)	(85,903)
Ending balance	$ 5,823,427	$ 5,601,983	$ 6,627,707

Allowance for Loan Losses was $208 million, or 3.58% of the loan portfolio, compared to $199 million or 3.55% at the end of the prior quarter.

Net Charge-offs were $26 million in the quarter, a decrease of $60 million from the prior quarter.  Net charge-offs as a percentage of average loans for the twelve month period ended September 30, 2011 were 4.87%, compared to 5.55% for the twelve month period ended June 30, 2011.

	Quarter Ended
Allowance for Loan Losses	9/30/2011
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 181,278	$ 17,860	$ 199,138	3.55%
Provision for loan losses	(2,356)	37,474	35,118
Charge-offs, net	--	(25,904)	(25,904)
Ending balance	$ 178,922	$ 29,430	$ 208,352	3.58%

	Quarter Ended
	6/30/2011
	General	Specific	Total	% Loans
Beginning balance	$ 222,087	$ 61,187	$ 283,274	4.65%
Provision for loan losses	(40,809)	42,332	1,523
Charge-offs, net	--	(85,659)	(85,659)
Ending balance	$ 181,278	$ 17,860	$ 199,138	3.55%

Non-performing Assets were $364 million, a decline of $201 million (36%) from the prior quarter primarily due to a $143 million decrease in non-accrual loans. As of September 30, 2011, 50 loans totaling $181 million were considered impaired and on non-accrual but were current as to payment status.  All collections on those loans are applied to the outstanding principal balance.

Non-performing Assets	9/30/2011		6/30/2011
	Loan Balance	% of Total Assets	Loan Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$ 181,265	2.17%	$ 319,322	3.43%
Non-accrual loans - delinquent 30-89 days	6,841	0.08	2,022	0.02
Non-accrual loans - delinquent 90+ days	144,709	1.73	154,951	1.66
Total non-accrual loans	332,815	3.98%	476,295	5.11%
Accruing loans - delinquent 90+ days	1,213	0.01	40,077	0.43
REO	29,983	0.36	48,431	0.52
Total non-performing assets	$ 364,011	4.35%	$ 564,803	6.06%

Accruing Troubled Debt Restructurings were $155 million, a decrease of $8 million from the prior quarter. In addition, there were $136 million of TDRs which were on non-accrual, but current as to payment status, at quarter end (included in the "Non-accrual loans – current" line in the table above).

Operating Expenses were $53 million, a decrease of $3 million from the prior quarter as detailed below:

	Quarter Ended
Operating Expenses	9/30/2011	6/30/2011
($ in thousands)
Compensation and benefits	$ 31,047	$ 29,098
Professional fees	5,824	10,914
Other operating expenses	15,690	15,310
Total operating expenses	$ 52,561	$ 55,322

Income Tax Benefit was $11.3 million for the quarter, primarily related to the reversal of a portion of the valuation allowance related to the deferred tax assets at CapitalSource Bank which occurred as a result of the consolidated loss in the quarter.

Valuation Allowance related to the Company's deferred tax assets at quarter end was $474 million, an increase of $37 million from the end of the prior quarter. The net deferred tax asset at quarter end after subtracting the valuation allowance was $40 million, a decrease of $7 million from the prior quarter.  The valuation allowance is a non-cash accounting charge which will exist until there is sufficient positive evidence to support its reduction or reversal.

Book Value Per Share was $6.19 at the end of the quarter, a decrease of $0.34 from the end of the prior quarter. Total shareholders' equity was $1.7 billion at the end of the quarter, a decrease of $404 million from the prior quarter primarily due to share repurchases and the net loss in the quarter.

Share Repurchases during the quarter totaled49.9 million shares or 15% of outstanding shares at June 30, 2011, at a total cost of $308.6 million and an average purchase price of $6.19 per share. As of September 30, 2011, the remaining authority for share repurchases was $66 million. Subsequent to quarter end, the CapitalSource Board increased that authority by $200 million, raising the total authorization to $585 million. The Company previously announced its intention to return excess Parent Company capital to shareholders and this increased authorization represents the next phase of share repurchases consistent with that goal.

Any share repurchases made pursuant to our stock repurchase program, including the increased authorization announced today will be made through open market purchases or privately negotiated transactions from time to time until December 2012 – two years from initiation of the program in December 2010. The amount and exact timing of any repurchases will depend upon market conditions and other factors. There are no assurances the Company will repurchase any shares during the period and the plan may be suspended or discontinued at any time.

Average Diluted Shares Outstanding were 306.5 million shares for the quarter, compared to 327.1 million shares for the prior quarter. Total outstanding shares at September 30, 2011 were 275.8 million.

Quarterly Cash Dividend of $0.01 per common share was paid on September 30, 2011 to common shareholders of record on September 16, 2011.

Conference Call Details

A conference call to discuss the results will be hosted on Thursday, October 27, 2011 at 5:30 p.m. EDT. Interested parties may access the call via webcast on the Investor Relations section of the CapitalSource web site at http://ir.capitalsource.com. An audio replay will also be available on the website from approximately 9:00 p.m. EDT October 27, 2011through January 27, 2012.

CapitalSource Bank will file its Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only FFIEC 041, for the quarter ended September 30, 2011 (the Call Report) with the Federal Deposit Insurance Corporation (FDIC) on or before October 30, 2011. The Call Report may be found on the FDIC website at http://cdr.ffiec.gov/Public/ following filing by CapitalSource Bank and posting by the FDIC.

About CapitalSource

CapitalSource Inc. (NYSE:CSE) is a commercial lender that provides financial products to small and middle market businesses nationwide and offers depository products and services in southern and central California through its wholly owned subsidiary CapitalSource Bank. As of September 30, 2011, CapitalSource had total assets of $8.4 billion and $4.9 billion in deposits. Visit www.capitalsource.com for more information.

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, strategies, goals, and projections and including statements about improving credit trends, return of excess capital at the Parent Company to shareholders, pace of repurchases under our existing share buyback program, and our expectations regarding loan growth at CapitalSource Bank, all which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words 'anticipate,' 'assume,' 'intend,' 'believe,' 'expect,' 'estimate,' 'forecast,' 'plan,' 'position,' 'project,' 'will,' 'should,' 'would,' 'seek,' 'continue,' 'outlook,' 'look forward,' and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding preliminary and future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: continued or worsening credit losses, charge-offs, reserves and delinquencies; changes in economic or market conditions or investment or lending opportunities; competitive and other market pressures on product pricing and services; reduced demand for our services; drawdown of unfunded commitments substantially in excess of historical drawings; the success and timing of other business strategies and asset sales; lower than anticipated liquidity ; and other factors described in CapitalSource's 2010 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

CapitalSource Third Quarter 2011 – Financial Supplement

Table of Contents

  Consolidated Balance Sheets
  Consolidated Statements of Income
  Segment Balance Sheets
  Segment Statements of Income
  Selected Financial Data
CapitalSource Inc.
Consolidated Balance Sheets
($ in thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$ 496,844	$ 820,450
Restricted cash	50,138	128,586
Investment securities:
Available-for-sale, at fair value	1,457,426	1,522,911
Held-to-maturity, at amortized cost	102,651	184,473
Total investment securities	1,560,077	1,707,384
Loans:
Loans held for sale	32,837	205,334
Loans held for investment	5,790,590	6,152,876
Less deferred loan fees and discounts	(68,421)	(106,438)
Less allowance for loan losses	(208,352)	(329,122)
Loans held for investment, net	5,513,817	5,717,316
Total loans	5,546,654	5,922,650
Interest receivable	39,266	57,393
Other investments	57,883	71,889
Goodwill	173,135	173,135
Other assets	435,425	563,920
Total assets	$ 8,359,422	$ 9,445,407

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$ 4,885,831	$ 4,621,273
Credit facilities	--	67,508
Term debt	347,744	979,254
Other borrowings	1,151,557	1,375,884
Other liabilities	268,105	347,546
Total liabilities	6,653,237	7,391,465

Shareholders' equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	--	--
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 275,786,277 and 323,225,355 shares issued and outstanding, respectively)	2,758	3,232
Additional paid-in capital	3,612,593	3,911,341
Accumulated deficit	(1,940,991)	(1,870,572)
Accumulated other comprehensive income, net	31,825	9,941
Total shareholders' equity	1,706,185	2,053,942
Total liabilities and shareholders' equity	$ 8,359,422	$ 9,445,407

CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
Net interest income:		(Unaudited)		(Unaudited)
Interest income:
Loans	$ 107,161	$ 113,647	$ 138,220	$ 344,308	$ 443,267
Investment securities	13,635	12,688	14,608	44,675	44,818
Other	680	1,090	302	2,070	1,179
Total interest income	121,476	127,425	153,130	391,053	489,264
Interest expense:
Deposits	13,422	13,398	14,490	40,203	46,127
Borrowings	21,066	32,409	43,418	86,844	137,539
Total interest expense	34,488	45,807	57,908	127,047	183,666
Net interest income	86,988	81,618	95,222	264,006	305,598
Provision for loan losses	35,118	1,523	38,771	81,450	282,973
Net interest income after provision for loan losses	51,870	80,095	56,451	182,556	22,625

Operating expenses:
Compensation and benefits	31,047	29,098	28,565	90,524	92,171
Professional fees	5,824	10,914	8,792	23,926	27,659
Other administrative expenses	15,690	15,310	17,410	47,694	51,733
Total operating expenses	52,561	55,322	54,767	162,144	171,563

Other (expense) income :
Gain on investments, net	19,141	8,725	29,943	51,381	46,279
Loss on derivatives	(2,113)	(271)	(1,968)	(4,262)	(9,919)
(Loss) gain on extinguishment of debt	(113,679)	--	--	(113,679)	1,096
Net expense of real estate owned and other foreclosed assets	(12,098)	(10,355)	(7,372)	(32,626)	(91,039)
Other income, net	17,448	10,971	20,147	34,946	37,252
Total other (expense) income	(91,301)	9,070	40,750	(64,240)	(16,331)

Net (loss) income from continuing operations before income taxes	(91,992)	33,843	42,434	(43,828)	(165,269)
Income tax (benefit) expense	(11,280)	17,249	(35,668)	17,131	(18,836)
Net (loss) income from continuing operations	(80,712)	16,594	78,102	(60,959)	(146,433)
Net income from discontinued operations, net of taxes	--	--	--	--	9,489
Net gain from sale of discontinued operations, net of taxes	--	--	--	--	21,696
Net (loss) income	(80,712)	16,594	78,102	(60,959)	(115,248)
Net loss attributable to noncontrolling interests	--	--	(83)	--	(83)
Net (loss) income attributable to CapitalSource Inc	$ (80,712)	$ 16,594	78,185	$ (60,959)	$ (115,165)

Basic (loss) income per share:
From continuing operations	$ (0.26)	$ 0.05	$ 0.24	$ (0.19)	$ (0.46)
From discontinued operations	$ --	$ --	$ --	$ --	$ 0.10
Net (loss) income per share	$ (0.26)	$ 0.05	$ 0.24	$ (0.19)	$ (0.36)
Diluted (loss) income per share:
From continuing operations	$ (0.26)	$ 0.05	$ 0.24	$ (0.19)	$ (0.46)
From discontinued operations	$ --	$ --	$ --	$ --	$ 0.10
Net (loss) income per share	$ (0.26)	$ 0.05	$ 0.24	$ (0.19)	$ (0.36)
Average shares outstanding:
Basic	306,535,063	320,426,484	321,070,479	315,719,413	320,723,068
Diluted	306,535,063	327,087,717	325,337,737	315,719,412	320,723,068

Dividends declared per share	$ 0.01	$ 0.01	$ 0.01	$ 0.03	$ 0.03

CapitalSource Inc.
Segment Balance Sheets
(Unaudited)
($ in thousands)

	September 30, 2011				June 30, 2011
	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
ASSETS

Cash and cash equivalents and restricted cash	$ 247,114	$ 299,868	$ --	$ 546,982	$ 382,065	$ 1,300,457	$ --	$ 1,682,522
Investment securities:
Available-for-sale	1,434,094	23,332	--	1,457,426	1,447,826	24,917	--	1,472,743
Held-to-maturity	102,651	--	--	102,651	136,250	--	--	136,250
Loans	4,486,637	1,264,676	3,693	5,755,006	4,146,466	1,374,776	3,150	5,524,392
Allowance for loan losses	(118,684)	(89,668)	--	(208,352)	(108,592)	(90,546)	--	(199,138)
Loans, net of allowance for loan losses	4,367,953	1,175,008	3,693	5,546,654	4,037,874	1,284,230	3,150	5,325,254
Receivables due from affiliates	1,321	16,658	(17,979)	--	1,230	51,798	(53,028)	--
Other assets	394,586	355,742	(44,619)	705,709	366,561	363,082	(31,468)	698,175
Total assets	$ 6,547,719	$ 1,870,608	$ (58,905)	$ 8,359,422	$ 6,371,806	$ 3,024,484	$ (81,346)	$ 9,314,944

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Deposits	$ 4,885,831	$ --	$ --	$ 4,885,831	$ 4,785,790	$ --	$ --	$ 4,785,790
Borrowings	540,000	959,301	--	1,499,301	480,000	1,669,893	--	2,149,893
Balance due to affiliates	16,658	1,321	(17,979)	--	51,798	1,230	(53,028)	--
Other liabilities	77,606	237,670	(47,171)	268,105	59,220	243,445	(33,754)	268,911
Total liabilities	5,520,095	1,198,292	(65,150)	6,653,237	5,376,808	1,914,568	(86,782)	7,204,594

Shareholders' equity:
Common stock	921,000	2,758	(921,000)	2,758	921,000	3,232	(921,000)	3,232
Additional paid-in capital/retained earnings/deficit	85,278	637,733	948,591	1,671,602	59,041	1,059,986	941,393	2,060,420
Accumulated other comprehensive income, net	21,346	31,825	(21,346)	31,825	14,957	46,698	(14,957)	46,698
Total shareholders' equity	1,027,624	672,316	6,245	1,706,185	994,998	1,109,916	5,436	2,110,350

Total liabilities and shareholders' equity	$ 6,547,719	$ 1,870,608	$ (58,905)	$ 8,359,422	$ 6,371,806	$ 3,024,484	$ (81,346)	$ 9,314,944

Book value per outstanding share	$ 3.73	$ 2.44	$ 0.02	$ 6.19	$ 3.08	$ 3.43	$ 0.02	$ 6.53

CapitalSource Inc.
Segment Statements of Income
(Unaudited)
($ in thousands)

	Three Months Ended September 30, 2011				Three Months Ended June 30, 2011
Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income	$ 92,173	$ 28,653	$ 650	$ 121,476	$ 90,490	$ 40,701	$ (3,766)	$ 127,425
Interest expense	15,982	18,506	--	34,488	15,612	30,195	--	45,807
Net interest income	76,191	10,147	650	86,988	74,878	10,506	(3,766)	81,618
Provision for loan losses	13,725	21,393	--	35,118	(1,331)	2,854	--	1,523
Net interest income (loss) after provision for loan losses	62,466	(11,246)	650	51,870	76,209	7,652	(3,766)	80,095

Compensation and benefits	13,185	19,197	(1,335)	31,047	11,926	17,759	(587)	29,098
Professional fees	1,798	4,026	--	5,824	449	10,465	--	10,914
Other operating expenses	18,681	12,978	(15,969)	15,690	20,219	13,452	(18,361)	15,310
Total operating expenses	33,664	36,201	(17,304)	52,561	32,594	41,676	(18,948)	55,322

Total other income (expense)	12,933	(87,089)	(17,145)	(91,301)	3,000	24,751	(18,681)	9,070

Net income (loss) before income taxes	41,735	(134,536)	809	(91,992)	46,615	(9,273)	(3,499)	33,843
Income tax expense (benefit)	16,513	(27,793)	--	(11,280)	18,840	(1,591)	--	17,249
Net income (loss)	$ 25,222	$ (106,743)	$ 809	$ (80,712)	$ 27,775	$ (7,682)	$ (3,499)	$ 16,594

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010

Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income	$ 274,467	$ 116,968	$ (382)	$ 391,053	$ 246,592	$ 249,411	$ (6,739)	$ 489,264
Interest expense	46,804	80,243	--	127,047	49,756	133,910	--	183,666
Net interest income	227,663	36,725	(382)	264,006	196,836	115,501	(6,739)	305,598
Provision for loan losses	23,636	57,814	--	81,450	107,350	175,623	--	282,973
Net interest income (loss) after provision for loan losses	204,027	(21,089)	(382)	182,556	89,486	(60,122)	(6,739)	22,625

Compensation and benefits	36,819	56,458	(2,753)	90,524	32,805	59,366	--	92,171
Professional fees	2,611	21,315	--	23,926	1,458	26,201	--	27,659
Other operating expenses	59,769	41,430	(53,505)	47,694	47,917	46,127	(42,311)	51,733
Total operating expenses	99,199	119,203	(56,258)	162,144	82,180	131,694	(42,311)	171,563

Total other income (expense)	18,898	(29,984)	(53,154)	(64,240)	22,374	3,294	(41,999)	(16,331)

Net income (loss) from continuing operations before income taxes	123,726	(170,276)	2,722	(43,828)	29,680	(188,522)	(6,427)	(165,269)
Income tax expense (benefit)	38,448	(21,317)	--	17,131	(5,226)	(13,610)	--	(18,836)
Net income (loss) from continuing operations	$ 85,278	$ (148,959)	$ 2,722	$ (60,959)	$ 34,906	$ (174,912)	$ (6,427)	$ (146,433)

CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30	September 30,	September 30,
	2011	2011	2010	2011	2010

CapitalSource Bank Segment:

Performance ratios:
Return on average assets	1.55%	1.78%	2.50%	1.82%	0.81%
Return on average equity	9.90%	11.46%	16.43%	11.71%	5.36%
Yield on average interest earning assets	5.97%	6.13%	6.10%	6.19%	5.91%
Cost of interest bearing liabilities	1.19%	1.21%	1.30%	1.21%	1.38%
Deposits	1.10%	1.13%	1.26%	1.13%	1.35%
Borrowings	2.01%	2.08%	1.93%	2.02%	1.89%
Borrowing spread	0.98%	1.01%	1.01%	0.99%	1.10%
Net interest margin	4.94%	5.07%	4.97%	5.14%	4.72%
Operating expenses as a percentage of average total assets	2.07%	2.09%	1.94%	2.12%	1.90%
Core lending spread	7.30%	7.78%	7.51%	7.67%	7.38%
Loan yield	7.51%	7.98%	7.80%	7.89%	7.66%

Capital ratios:
Tier 1 leverage	13.50%	13.47%	13.03%	13.50%	13.03%
Total risk-based capital	18.13%	18.67%	18.26%	18.13%	18.26%
Tangible common equity to tangible assets	13.40%	13.26%	12.85%	13.40%	12.85%

Average balances ($ in thousands):
Average loans	$ 4,192,610	$ 3,943,136	$ 3,550,818	$ 3,977,519	$ 3,288,021
Average assets	6,464,975	6,261,685	5,857,253	6,259,099	5,796,290
Average interest earning assets	6,123,923	5,925,269	5,603,442	5,925,633	5,574,073
Average deposits	4,833,941	4,738,233	4,579,727	4,749,229	4,579,658
Average borrowings	506,413	426,484	315,228	435,879	256,330
Average equity	1,010,782	972,310	891,114	973,461	870,988

Other Commercial Finance Segment:

Performance ratios:
Return on average assets	(16.79%)	(1.00%)	4.36%	(6.70%)	(3.90%)
Return on average equity	(41.11%)	(2.78%)	15.95%	(18.29%)	(16.75%)
Yield on average interest earning assets	5.67%	6.30%	8.05%	6.56%	7.38%
Cost of interest bearing liabilities	5.70%	6.89%	6.55%	6.51%	5.11%
Borrowing spread	5.49%	6.69%	6.26%	6.29%	4.83%
Net interest margin	2.01%	1.63%	3.21%	2.06%	3.42%
Operating expenses as a percentage of average total assets	5.69%	5.43%	4.06%	5.36%	3.57%
Core lending spread	8.37%	9.71%	8.32%	8.35%	7.55%
Loan yield	8.58%	9.91%	8.61%	8.57%	7.83%

Leverage ratios:
Total debt to equity (as of period end)	1.43x	1.50x	1.87x	1.43x	1.87x
Equity to total assets (as of period end)	35.94%	36.70%	31.91%	35.94%	31.91%

Average balances ($ in thousands):
Average loans	$ 1,256,049	$ 1,575,555	$ 3,204,263	$ 1,717,145	$ 4,243,451
Average assets	2,522,401	3,077,378	3,987,312	2,972,692	4,926,964
Average interest earning assets	2,003,654	2,592,896	3,438,987	2,385,213	4,520,528
Average borrowings	1,288,807	1,758,963	2,535,383	1,647,602	3,503,504
Average equity	1,030,100	1,108,506	1,090,838	1,089,019	1,145,662

Consolidated CapitalSource Inc.: (1)

Performance ratios:
Return on average assets	(3.59%)	0.72%	3.17%	(0.89%)	(1.45%)
Return on average equity	(15.65%)	3.19%	15.84%	(3.94%)	(7.72%)
Yield on average interest earning assets	5.93%	6.00%	6.74%	6.29%	6.49%
Cost of interest bearing liabilities	2.06%	2.65%	3.09%	2.49%	2.94%
Borrowing spread	1.85%	2.45%	2.80%	2.27%	2.66%
Net interest margin	4.24%	3.84%	4.19%	4.25%	4.06%
Operating expenses as a percentage of average total assets	2.34%	2.39%	2.22%	2.36%	2.16%

Leverage ratios:
Total debt to equity (as of period end)	3.74x	3.29x	3.44x	3.74x	3.44x
Equity to total assets (as of period end)	20.41%	22.66%	21.66%	20.41%	21.66%
Tangible common equity to tangible assets	18.71%	21.17%	20.20%	18.71%	20.20%

Average balances ($ in thousands):
Average loans	5,451,395	5,524,326	6,730,019	5,698,155	7,508,530
Average assets	8,924,852	9,289,804	9,775,893	9,176,704	10,641,042
Average interest earning assets	8,130,313	8,523,800	9,017,367	8,314,338	10,071,659
Average borrowings	1,795,220	2,185,447	2,850,611	2,083,481	3,759,834
Average deposits	4,833,941	4,738,233	4,579,727	4,749,229	4,579,658
Average equity	2,045,996	2,088,562	1,958,206	2,068,085	1,994,768

(1) Applicable ratios have been calculated on a continuing operations basis.

CapitalSource Inc.
Credit Quality Data
(Unaudited)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Loans 30-89 days contractually delinquent:
As a % of total loans(1)	0.27%	0.07%	0.77%	0.44%	0.86%
Loans 30-89 days contractually delinquent	$ 15.7	$ 3.9	$ 46.6	$ 27.8	$ 56.8

Loans 90 or more days contractually delinquent:
As a % of total loans	2.51%	3.48%	4.64%	5.03%	5.47%
Loans 90 or more days contractually delinquent	$ 145.9	$ 195.0	$ 282.4	$ 319.7	$ 362.6

Loans on non-accrual:(2)
As a % of total loans	5.72%	8.50%	9.03%	10.99%	11.89%
Loans on non-accrual	$ 332.8	$ 476.3	$ 549.4	$ 698.7	$ 787.9

Impaired loans:(3)
As a % of total loans	7.93%	8.69%	12.17%	14.65%	14.75%
Impaired loans	$ 461.8	$ 486.6	$ 740.6	$ 931.2	$ 977.5

Allowance for loan losses:
As a % of total loans	3.58%	3.55%	4.65%	5.17%	5.94%
Allowance for loan losses	$ 208.4	$ 199.1	$ 283.3	$ 329.1	$ 393.6

Net charge offs (last twelve months):
As a % of total average loans	4.87%	5.55%	5.78%	5.78%	6.78%
Net charge offs (last twelve months)	$ 290.8	$ 350.5	$ 397.6	$ 426.5	$ 535.6

(1) Includes loans held for investment and loans held for sale. Excludes deferred loan fees and discounts and the allowance for loan losses.
(2) Includes loans with an aggregate principal balance of $144.7 million, $155.0 million, $235.3 million, $270.5 million, and $354.3 million as of September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively, that were also classified as loans 90 or more days contractually delinquent. Also includes non-performing loans held for sale that had an aggregate principal balance of $3.1 million, $118.7 million, $11.5 million, $14.7 million, and $37.5 million as of September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively.
(3) Includes loans with an aggregate principal balance of $142.8 million, $153.3 million, $243.8 million, $265.3 million, and $340.0 million as of September30 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively, that were also classified as loans 90 or more days contractually delinquent, and loans with an aggregate principal balance of $329.7 million, $357.6 million, $549.4 million, $684.1 million, and $787.9 million as of September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively, that were also classified as loans on non-accrual status.
CONTACT: Investor Relations:
         Dennis Oakes
         Senior Vice President, Investor Relations
         (212) 321-7212
         doakes@capitalsource.com

         Media Relations:
         Michael Weiss
         Director of Communications
         (301) 841-2918
         mweiss@capitalsource.com